EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-255682) of FTC Solar, Inc. of our report dated March 21, 2022 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
March 21, 2022